UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 5, 2004

BAKBONE SOFTWARE INCORPORATED
(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10145 Pacific Heights Boulevard, Suite 500 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(858) 450-9009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 5, 2004, BakBone Software Incorporated (the “Company”) received a letter from KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, notifying the Company that “the client-auditor relationship between [the Company] and [KPMG] has ceased”, and providing no reason for the resignation.

KPMG’s reports on the Company’s consolidated financial statements for the fiscal years ended March 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. KPMG’s report on the Company’s fiscal 2004 and 2003 consolidated financial statements contained an explanatory paragraph indicating that the Company had restated its financial statements for such periods.

In connection with the audits of the two fiscal years ended March 31, 2004 and 2003, and during the subsequent interim period through October 5, 2004, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for these years.

During the Company’s most recent two fiscal years and from March 31, 2004 through October 5, 2004, there were no “reportable events”, as such term is described in Item 304(a)(1)(v) of Regulation S-K, that occurred with respect to the Company other than the internal control issues described in the immediately following paragraph. Information about the events and certain remedial measures taken by the Company in response to such events was previously reported in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and Item 4 of Part I of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004.

In connection with the completion of its audit of, and the issuance of its report on, the Company’s consolidated financial statements for the fiscal year ended March 31, 2004, KPMG issued a letter to the Company’s audit committee in which they noted certain matters involving the Company’s internal controls and operation that they considered to be “reportable conditions”, as defined under standards established by the American Institute of Certified Public Accountants including the Company’s revenue recognition practices for certain customer contracts and its ability to account for domestic and international income taxes. Reportable conditions are matters coming to the attention of KPMG that, in their judgment, relate to significant deficiencies in the design or operation of internal controls and could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. In addition, KPMG advised the Company that they considered those matters to be “material weaknesses” that, by themselves or in combination, resulted in a more than remote likelihood that a material misstatement in the Company’s financial statements would not be prevented or detected by the Company’s employees in the normal course of performing their assigned functions.

The Company provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The Company has received a letter from KPMG addressed to the Securities and Exchange Commission indicating whether it agrees with the above statements. A copy of that letter, dated as of October 12, 2004, is attached hereto as Exhibit 16.1.

The Company’s Audit Committee is in discussions with a number of independent registered public accounting firms for selection as replacement to KPMG.

A copy of the Company’s press release announcing the resignation of KPMG is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated October 12, 2004
99.1	Press Release of BakBone Software Incorporated, dated October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED
(Registrant)
Date: October 12, 2004

	By:	/s/ Keith Rickard
Keith Rickard
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated October 12, 2004

99.1	Press Release of BakBone Software Incorporated, dated October 12, 2004

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